UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 30, 2007

 AMERIGROUP Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

(757) 490-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMERIGROUP Corporation (the “Company”) has elected to provide the following information:

On May 30, 2007, the Company was made aware of litigation filed against the Company and AMERIGROUP Illinois in District Court in the Northern District of Illinois by a former employee.

The case was originally filed under seal more than two years ago in March 2005. The Company has been advised by the Office of the U.S. Attorney for the Northern District of Illinois that both the federal government and the State of Illinois have declined to intervene in the suit, which was brought under the False Claims Act.

The suit was filed by Colleen Batty, a former mid-level manager who worked for AMERIGROUP Illinois from July 2002 until October 2004, alleging that AMERIGROUP Illinois underpaid certain hospitals in connection with emergency services delivered in out-of-network settings. The Company has no disputes with hospitals in Illinois regarding payment for services, including the six hospitals named in the complaint.

Ms. Batty’s job was eliminated as part of a health plan management reorganization in 2004. In addition to false claims assertions, Ms. Batty’s complaint seeks reinstatement to her job and two years’ back pay, which the Company estimates to have a value of approximately $200,000. AMERIGROUP Illinois voluntarily ceased operations at the end of its contract with the State of Illinois in August 2006.

The Company believes that this is primarily an employment-based complaint and intends to vigorously defend itself.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation Date: May 31, 2007

By:	/s/ Stanley F. Baldwin

Name:	Stanley F. Baldwin
Title:	Executive Vice President, General Counsel and Secretary